Exhibit 99.1

Virtuix Integrates Omni One into U.S. Marine Corps FARP Training Simulator

Partnership with Vigilante Adds Full-Body Movement to Mission-Critical Military Training

Integration Builds on Virtuix’s Expanding Defense Momentum Across U.S. Marine Corps, Army, Air Force, and Navy

AUSTIN, TEXAS – April 28, 2026 – Virtuix Inc. (NASDAQ: VTIX), a leading developer of full-body virtual reality (VR) systems, today announced that its Omni One platform has been integrated into a Forward Arming and Refueling Point (FARP) training simulator developed by Vigilante, a U.S.-based company focused on advanced military training solutions. The system was developed for evaluation by the U.S. Marine Corps Training and Education Command (TECOM).

FARP training prepares specialized Marine Corps personnel to rapidly refuel and rearm aircraft in austere, forward, or contested environments. These operations are often conducted under high pressure and in challenging conditions, including nighttime missions, protective gear, and the rapid setup and teardown of fuel systems.

The integration brings natural, full-body movement into FARP training, enabling warfighters to physically walk, maneuver, and operate within a virtual environment. By combining Virtuix’s omni-directional treadmill technology with Defense Sim Pro, Vigilante’s simulation development platform, the system enhances realism and immersion for mission-critical training scenarios.

“By incorporating Virtuix’s Omni One into our FARP trainer, we are delivering a new level of immersive training,” said Chris Torchia, Chief Executive Officer at Vigilante. “The addition of physical locomotion allows trainees to build muscle memory and spatial awareness, improving readiness and operational effectiveness compared to traditional screen-based simulations.”

A video demonstrating the integrated training system is available here:

https://www.youtube.com/watch?v=AzR4-_T3RGg

The partnership with Vigilante builds on Virtuix’s expanding presence in the defense training market, including the Company’s recently announced delivery of Omni One to the U.S. Marine Corps TECOM in March for warfighter training and mission planning. Virtuix has also delivered systems to the U.S. Army and Air Force and recently announced a development agreement with the U.S. Navy, underscoring Omni One’s growing applicability across multiple military branches and a broad range of defense training use cases.

About Virtuix

Virtuix Inc. (NASDAQ: VTIX) is a leading manufacturer of full-body virtual reality systems for consumer, enterprise, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables players to walk and run in 360 degrees inside video games and other virtual reality applications. With a commitment to innovation, Virtuix continues to push the boundaries of XR and AI, delivering immersive experiences to users worldwide. For more information, visit virtuix.com.

About Vigilante

Vigilante is a U.S.-based defense technology company specializing in military simulation software. Its products include DART, an FPV drone training simulator evaluated and licensed by the U.S. Marine Corps Training and Education Command (TECOM), and Defense Sim Pro, a modular simulation development platform built on Unreal Engine. Vigilante has delivered training solutions to the U.S. Marine Corps, U.S. Army, U.S. Air Force, U.S. Space Force, L3Harris, and allied military partners. Learn more at vigilante.us.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Visit Us on Social Media:

LinkedIn

Instagram

Facebook

YouTube

TikTok

X

Company Contact

Lauren Premo

Virtuix Inc.

press@virtuix.com

Investor Relations Contact

Chris Tyson

MZ Group

Direct: 949-491-8235

VTIX@mzgroup.us